FOR IMMEDIATE RELEASE

Cohen & Steers, Inc. Reports Record 2004 Fourth Quarter and
Year-End Results

New York, February 8, 2005—Cohen & Steers, Inc. (NYSE: CNS), a leading manager of high-income equity portfolios, today reported net income of $9.9 million, or $0.25 per diluted share, in the quarter ended December 31, 2004. As previously disclosed, results for the fourth quarter reflect the reversal of a pre-tax non-cash stock-based compensation expense of $3.9 million. This reversal increased net income by $2.3 million, or $0.06 per fully-diluted share. Net income and earnings per share data for the full year are not meaningful since they include data for the time period prior to the company becoming public.

Fourth quarter 2004 revenue increased 32% to $32.1 million, compared with revenue of $24.4 million in the fourth quarter of 2003. Sequentially, revenue increased 10% compared with revenue of $29.1 million in the quarter ended September 30, 2004. For the year ended December 31, 2004, revenue increased 62% to $114.1 million, compared with $70.3 million in 2003.

“The fourth quarter capped a particularly successful year for our firm,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “In terms of relative investment performance, asset growth and revenue growth, we recorded the best year ever in our firm’s 18-year history, on top of completing our initial public offering in August.”

Assets Under Management
Assets under management increased 57% over the 12-month period ended December 31, 2004 to $18.3 billion, compared with $11.7 billion at December 31, 2003. Sequentially, assets under management increased 14%, or $2.2 billion, from September 30, 2004. The majority of asset growth in the most recent quarter is attributable to the $1.9 billion in appreciation in value across Cohen & Steers mutual fund and institutional client portfolios, which reflects the continued strength of the real estate and utility securities markets.

During the quarter, closed-end mutual fund flows were $361.2 million, open-end mutual fund net flows were $63.6 million and institutional separate account net flows were $(74.7) million. For all of 2004, total net flows were $3.4 billion, which accounts for over half of the increase in assets under management from December 31, 2003, and were primarily attributable to the company’s successful offerings of two leveraged closed-end mutual funds in the first and second quarters of 2004. We believe that the decrease in institutional separate account assets stems from our institutional clients rebalancing after two years of very strong returns.

Closed-end mutual funds represented 49% of total assets under management at December 31, 2004, compared with 41% at December 31, 2003. Real estate common stocks represented 74% of Cohen & Steers assets under management at December 31, 2004, compared with 85% at December 31, 2003, as the company has expanded its investment capabilities to include utility and corporate preferred securities.

Business Highlights
On December 14, 2004, the company successfully completed the acquisition of 50% of the capital stock of Houlihan Rovers S.A., a Belgium-based global real estate securities asset manager. At December 31, 2004, Houlihan Rovers had assets under management of $569 million. These assets are not included in Cohen & Steers assets under management.

“The closing of our investment in Houlihan Rovers provides us with a strong capability in international real estate securities investing,” said Robert Steers, co-chairman and co-chief executive officer of Cohen & Steers. “Already a number of European and Asian countries have adopted REIT-like structures, and we believe the securitization of commercial real estate is a significant and accelerating global trend.”

Other quarterly highlights included:

•

Cohen & Steers Dividend Majors Fund, a new closed-end mutual fund that invests in high dividend-paying common stocks, began its marketing campaign in the quarter. On January 27, 2005, the fund’s shares began trading on the New York Stock Exchange after a successful offering that raised $236 million (before deduction of the sales charge and exclusive of the underwriters’ overallotment). This fund represents Cohen & Steers’ first diversified portfolio of high-income common stocks and employs a quantitative stock selection methodology.*

•

The company filed a registration statement for Cohen & Steers Global Realty Fund, a new open-end mutual fund that will invest primarily in real estate securities globally. The company also is planning an initial public offering of Cohen & Steers Global Income Realty Fund, a new closed-end fund that will primarily seek high current income through investment in real estate securities globally. It is expected that both of these funds will commence operations in the first quarter of 2005.**

•

The company filed a registration statement for Cohen & Steers VIF Realty Fund, a new open-end mutual fund that will invest in REITs and will be targeted to the variable insurance market. The registration statement subsequently became effective on January 27, 2005. An agreement has been reached with an insurance company sponsor to begin offering this fund within its variable insurance program in the first quarter of 2005.***

•

Auction Market Preferred Shares were successfully offered for five existing closed-end mutual funds for the purpose of resetting each fund’s leverage to the level specified by each fund’s prospectus. These auction market preferred share offerings raised an aggregate $347 million in additional managed assets for the funds. A sixth offering of $74 million, net of underwriting commissions, closed on January 18, 2005.

•

Van Kampen Investments launched new REIT and corporate preferred Unit Investment Trusts (UITs) as well as a UIT that invests in closed-end mutual funds. Cohen & Steers provides portfolio consulting services for these UITs. As of December 31, 2004, the company provided such advisory consulting services to 15 Van Kampen UITs with aggregate assets of $681 million compared with 13 UITs with aggregate assets of $544 million at September 30, 2004. These assets are not included in Cohen & Steers assets under management.

•

Houlihan Rovers has been selected as a manager for several new institutional separate accounts that are expected to be funded in the first half of 2005. In addition, Prudential Investments selected Houlihan Rovers to serve as sub-advisor to a new open-end global real estate securities mutual fund that targets Asian investors. This fund has recently commenced operations.

•

Cohen & Steers Capital Advisors, the investment banking group of Cohen & Steers, acted as placement agent in connection with a $58 million offering of Class B Series II Cumulative Preferred Shares for Associated Estates Realty Corp. Additionally, Cohen & Steers Capital Advisors is acting as the financial advisor to Kramont Realty Trust, which announced an agreement to be acquired by an affiliate of Centro Properties Group, an Australian listed company that specializes in shopping centers. This transaction was valued at approximately $1.25 billion on the announcement date and is expected to close no later than June 30, 2005.

Liquidity and Capital Resources
Working capital was $103.1 million at December 31, 2004, compared to $100.5 million at September 30, 2004.

Dividends
On January 18, 2005, the company paid a quarterly cash dividend of $0.10 per share to its shareholders of record as of the close of business on December 27, 2004.

Conference Call Information
Cohen & Steers will hold a conference call this morning at 10:00 a.m. Eastern Time to discuss the company’s fourth quarter and full year 2004 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international) and asking for the Cohen & Steers conference call. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on February 8, 2005 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 5630369. Internet access to the webcast, which includes audio (listen-only), will be available on the company’s Web site at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers Web site for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.
Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, global real estate securities, preferred securities, utilities and other high-income common stocks. Based in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and institutional separate accounts.

Forward-Looking Statements
This press release and other statements that Cohen & Steers may make contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “encouraged,” “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Prospectus, dated August 12, 2004, filed with the SEC pursuant to Rule 424(b) (File No. 333-114027) and accessible on the SEC’s Web site at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

*     The lead manager of the underwriting syndicate is Merrill Lynch, Pierce, Fenner & Smith Incorporated. As in the case of any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. There are special risks associated with an investment in the fund. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. These risks, and other information, are described in the prospectus, which you should read carefully before you invest or send money. You may obtain a prospectus by calling (800) 330-7348.

**     For more complete information about the fund, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the fund. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. These risks, and other information, are described in the prospectus, which you should read carefully before you invest or send money. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The information in this document is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes

***  For more complete information about the fund, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the fund. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. These risks, and other information, are described in the prospectus, which you should read carefully before you invest or send money. Shares of the fund are offered to insurance company seperate accounts that fund variable annuity contracts. Cohen & Steers Securities, LLC is the fund's distributor.

effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Contact:

Salvatore Rappa, vice president and associate general counsel
212-832-3232

Cohen & Steers, Inc.
757 Third Avenue
New York, New York 10017
cohenandsteers.com

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended December 31, 2004 and 2003 *
($ in thousands, except per share data)

	Three Months Ended December 31,

	2004	2003

Revenue:
Investment advisory and administration fees:
Closed-end funds	$13,669	$6,973
Open-end funds	9,797	7,402
Institutional separate accounts	3,304	2,468

Total investment advisory and administration fees	26,770	16,843

Distribution and service fee revenue	2,904	2,023
Portfolio consulting and other	872	412
Investment banking fees	1,509	5,123

Total revenues	32,055	24,401

Expenses:
Employee compensation and benefits	4,745	10,180
Stock based compensation	(1,778)	329
General and administrative	4,058	2,211
Distribution and service fee expense	6,273	3,218
Amortization, deferred commissions	944	877
Amortization, intangible asset	1,122	—
Depreciation and amortization	267	302

Total expenses	15,631	17,117

Operating income	16,424	7,284

Nonoperating income (expense):
Interest and dividend income	726	137
Interest expense	(21)	(41)

Total non-operating income	705	96

Income before income taxes and equity investment	17,129	7,380
Income tax expense	7,202	129
Income from equity investment	19	—

Net Income	$9,946	$7,251

Earnings per share:
Basic	$0.25	$0.27

Fully Diluted	$0.25	$0.27

Weighted average shares outstanding:
Basic	39,888,314	26,700,000

Fully Diluted	40,014,748	26,700,000

______________

* Prior to August 17, 2004, the company was a privately held S-Corporation.

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
INCOME STATEMENT SEGMENT DATA
Three Months Ended December 31, 2004 *
($ in thousands)
(Unaudited)

	Three Months Ended December 31,

	2004	2003

Asset Management:
Total Revenue	$30,546	$19,278
Total operating expenses	$13,517	$13,824
Operating income	$17,029	$5,454
Total non-operating income	$685	$89
Income before income taxes and equity investment	$17,714	$5,543
Income tax expense (benefit)	$7,451	($13)
Income from equity investment	$19	—
Net income	$10,282	$5,556
Investment Banking:
Total Revenue	$1,509	$5,123
Total operating expenses	$2,114	$3,293
Operating income (loss)	($605)	$1,830
Total non-operating income	$20	$7
Income (loss) before income taxes	($585)	$1,837
Income tax expense (benefit)	($249)	$142
Net income (loss)	($336)	$1,695

______________

* Prior to August 17, 2004, the company was a privately held S-Corporation.

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
CONSOLIDATED STATEMENTS OF INCOME
Year Ended December 31, 2004 and 2003 *
($ in thousands, except per share data)

	Year ended December 31,

	2004	2003

Revenue:
Investment advisory and administration fees:
Closed-end funds	$46,623	$18,575
Open-end funds	34,382	24,225
Institutional separate accounts	11,842	8,808

Total investment advisory and administration fees	92,847	51,608

Distribution and service fee revenue	10,150	5,880
Portfolio consulting and other	3,008	1,574
Investment banking fees	8,108	11,279

Total revenues	114,113	70,341

Expenses:
Employee compensation and benefits	26,678	35,878
Stock based compensation	47,295	1,315
General and administrative	12,974	8,007
Distribution and service fee expense	22,475	9,190
Amortization, deferred commissions	4,239	3,077
Amortization, intangible asset	1,707	—
Depreciation and amortization	1,136	1,002

Total expenses	116,504	58,469

Operating income (loss)	(2,391)	11,872

Nonoperating income (expense):
Interest and dividend income	1,241	435
Interest expense	(132)	(156)

Total non-operating income	1,109	279

Income (loss) before income taxes and equity investment	(1,282)	12,151
Income tax expense (benefit)	(8,551)	100
Income from equity investment	19	—

Net Income	$7,288	$12,051

Earnings per share:
Basic	$0.23	$0.45

Fully Diluted	$0.23	$0.45

Weighted average shares outstanding:
Basic	31,815,689	26,700,000

Fully Diluted	31,942,123	26,700,000

______________

* Prior to August 17, 2004, the company was a privately held S-Corporation.

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2004 and 2003 *
($ in thousands)

	December 31, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$30,164	$7,526
Marketable securities available-for-sale	69,935	6,497
Accounts receivable:
Company-sponsored mutual funds	8,498	5,179
Other	4,654	3,669
Due from affiliates	386	282
Income tax refunds receivable	380	441
Deferred initial public offering costs	—	139
Prepaid expenses and other current assets	2,119	864

Total current assets	116,136	24,597

Property and equipment-net	2,638	3,361
Intangible asset-net	13,693	—
Other assets:
Deferred commissions-net	5,716	6,523
Investments, affiliates	100	—
Equity investment	3,961	—
Deferred income tax asset	18,003	—
Deposits	43	42

Total other assets	27,823	6,565

Total assets	$160,290	$34,523

Liabilities and stockholders’ equity
Current liabilities:
Accrued expenses and compensation	$7,328	$6,626
Dividends payable	3,983	—
Current portion of long-term debt	115	120
Current portion of obligations under capital leases	20	16
Deferred income tax liability	1,301	126
Other current liabilities	254	129

Total current liabilities	13,001	7,017

Long-term liabilities:
Deferred income tax liability	—	240
Bank line of credit	—	4,713
Long-term debt	1,558	1,661
Obligations under capital leases and other long-term liabilities	96	118

Total long-term liabilities	1,654	6,732

Commitments and contingencies	—	—
Stockholders' equity:
Common stock	354	267
Additional paid-in capital	165,048	3,692
Retained earnings (deficit)	(21,557)	15,195
Accumulated other comprehensive income	1,790	1,620

Total stockholders’ equity	145,635	20,774

Total liabilities and stockholders’ equity	$160,290	$34,523

______________

* Prior to August 17, 2004, the company was a privately held S-Corporation.

Assets Under Management (AUM)
($ in millions)

	December 31, 2004	% of assets	December 31, 2003	% of assets
Breakdown by Account Type
Closed-end Mutual Funds	$8,984.4	49%	$4,790.6	41%
Open-end Mutual Funds	5,198.6	28%	3,897.1	33%
Institutional Separate Accounts	4,117.7	23%	2,992.4	26%

Total AUM	$18,300.7	100%	$11,680.1	100%

Breakdown by Security Type
Real Estate Common Stocks	$13,542.5	74%	$9,892.6	85%
Utility Common Stocks	1,913.8	10%	0.0	0%
Real Estate Preferred Stocks	1,377.1	8%	836.0	7%
Corporate Preferred Stocks	955.7	5%	683.9	6%
Fixed Income (1)	153.2	1%	109.1	1%
Cash and Short Term Investments	358.4	2%	158.5	1%

Total AUM	$18,300.7	100%	$11,680.1	100%

(1) Includes corporate bonds.

Net Flows and Appreciation of Assets Under Management (AUM)
($ in millions)

	Three Months Ended December 31,		Year Ended December 31,

	2004	2003	2004	2003

Total Accounts:
Beginning total AUM	$16,067.2	$10,490.1	$11,680.1	$6,623.8
Net flows	350.1	257.9	3,386.7	2,629.4
Net appreciation	1,883.4	932.1	3,233.9	2,426.9

Ending Total AUM	18,300.7	11,680.1	18,300.7	11,680.1

Closed-end mutual funds
Beginning closed-end mutual fund AUM	$8,005.4	$4,429.1	$4,790.6	$2,114.3
Net flows	361.2	50.2	3,290.7	1,973.5
Net appreciation	617.8	311.3	903.1	702.8

Ending closed-end mutual fund AUM	8,984.4	4,790.6	8,984.4	4,790.6

Open-end mutual funds
Beginning open-end mutual fund AUM	$4,465.1	$3,378.1	$3,897.1	$2,452.4
Subscriptions	396.5	348.8	1,394.3	1,207.8
Redemptions	(332.9)	(177.8)	(1,295.6)	(678.9)

Net flows	63.6	171.0	98.7	528.9

Net appreciation	669.9	348.0	1,202.8	915.8

Ending open-end mutual fund AUM	5,198.6	3,897.1	5,198.6	3,897.1

Separate accounts
Beginning institutional separate account AUM	$3,596.7	$2,682.9	$2,992.4	$2,057.1
Inflows	130.6	114.6	489.9	268.4
Outflows	(205.3)	(77.9)	(492.6)	(141.4)

Net flows	(74.7)	36.7	(2.7)	127.0

Net appreciation	595.7	272.8	1,128.0	808.3

Ending institutional separate account AUM	4,117.7	2,992.4	4,117.7	2,992.4

Ending total AUM	$18,300.7	$11,680.1	$18,300.7	$11,680.1

Total net flows/beginning AUM (%)	2.2%	2.5%	29.0%	39.7%

Change in AUM (%)*	13.9%	11.3%	56.7%	76.3%

______________

* Represents the percentage change in AUM from the start of the period.